PLEDGE AND GENERAL SECURITY AGREEMENT

This Pledge and General Security Agreement ("Agreement") is entered into as of March 1, 2012, by and among BREAKWATER STRUCTURED GROWTH OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("Lender"), WEBXU, INC., a Delaware corporation (“Webxu”), and each of the following direct or indirect subsidiaries of Webxu (individually, a "Subsidiary" and collectively, the "Subsidiaries"): (i) Bonus Interactive Inc., a Delaware corporation and wholly owned subsidiary of Webxu formerly known as Secureaquote, Inc. ("Bonus Interactive"), (ii) Webxu Media, Inc., a Delaware corporation and wholly owned subsidiary of Webxu formerly known as Lot6 Media, Inc. which resulted from the conversion of Lot6 Holding, LLC, a Delaware limited liability company, into a corporation ("Webxu Media"), and (iii) Lot6 Media, LLC, a California limited liability company and wholly owned subsidiary of Webxu Media ("Lot6 LLC"). Webxu and the Subsidiaries are sometimes collectively referred to herein as “Borrowers” and, individually, as a “Borrower.”

RECITALS

A.           Lender has agreed to make certain loan(s) to Borrowers in an aggregate face amount of up to $2,400,000 pursuant to the terms of that certain Loan Agreement, of even date herewith, among Borrowers and Lender (the "Loan Agreement"), which loan(s) include an initial loan evidenced by the Initial Note (as defined in the Loan Agreement) in face amount of $1,200,000 and, if and when funded in accordance with the Loan Agreement, a second loan evidenced by a Second Note (as defined in the Loan Agreement) in face amount of up to $1,200,000. Unless otherwise defined in this Agreement, each capitalized term used herein shall have the meaning ascribed to such term in the Loan Agreement.

B.           As a condition to funding of the loans contemplated by the Loan Agreement, each Borrower has agreed to grant Lender a security interest in certain of its assets in accordance with the terms of this Agreement.

C.           In light of the business relationships among the Borrowers, each Borrower is accepting joint and several liability for the Notes and other Obligations and agreeing to grant the security interests contemplated by this Agreement, all in consideration of the financial accommodations to be provided by Lender under the Loan Agreement, which Borrowers agree are for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers under the Loan Agreement and this Agreement.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:

AGREEMENT

1.          Collateral Defined. The term "Collateral" for each Borrower is defined in Exhibit "A" attached hereto and incorporated herein by this reference and elsewhere in this Agreement.

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2.           Indebtedness Defined. "Indebtedness" means all indebtedness and other obligations of Borrowers to Lender under the Loan Agreement, the Note, and all other instruments, agreements and documents executed by any Borrower pursuant to the Loan Agreement (collectively, the “Credit Documents”).

3.           Cash Management Terms; Restricted Accounts.

(a)          Bonus Interactive has established and currently maintains a deposit account with JP Morgan Chase Bank, National Association (said bank, and any successor bank as hereinafter provided, the “Deposit Bank”), Account No. 418981333 (the “BI Account”), to which all payments, collections, recoveries and proceeds of Accounts, Instruments and General Intangibles of Bonus Interactive (collectively, “BI Collections”) are and shall be deposited by or for the account of Bonus Interactive, including any and all direct deposits made by account debtors and payors thereunder. Lot6 LLC has established and currently maintains a deposit account with Deposit Bank, Account No. 418981325 (the “Lot6 Account” and, together with the BI Account, individually, a “Restricted Account” and, collectively, the “Restricted Accounts”), to which all payments, collections, recoveries and proceeds of Accounts, Instruments and General Intangibles of Lot6 LLC (collectively, “Lot6 Collections” and, together with BI Collections, collectively, the “Collections”) are and shall be deposited by or for the account of Lot6 LLC, including any and all direct deposits made by account debtors and payors thereunder. Bonus Interactive and Lot6 LLC have arranged for Deposit Bank to provide lockbox services pursuant to Deposit Bank's standard procedures and documentation (the "Lockbox Services"), providing for the establishment of a P.O. Box to which all Collections of each such Borrower in the form of checks are to be mailed by the account debtors and payors and deposited by Deposit Bank in such Borrower's Restricted Account.

(b)          Concurrently with the execution and delivery of this Agreement, Bonus Interactive and Lot6 LLC shall each execute and deliver:

(i)          to Deposit Bank, an instruction letter (the "Deposit Bank Instruction Letter") in the form of Exhibit "B" hereto, including any amendment, modification or supplement thereto in such form and content as shall be reasonably required by Lender; and

(ii)         to Lender, a Payment Direction Letter (in the form attached as Exhibit “C” to this Agreement) addressed to each account debtor and payor under such Accounts, Instruments and General Intangibles and duly executed by Bonus Interactive or Lot6 LLC, as applicable, together with envelopes addressed to each such account debtor or payor (first class postage pre-paid), directing such account debtor or payor to pay all Collections to the post office box established pursuant to the applicable agreement for Lockbox Services for deposit to the Restricted Account thereunder.

(c)          Continuously from and after the effective date of this Agreement and until all Indebtedness and other Obligations of the Borrowers to Lender have been indefeasibly paid and discharged in full, Bonus Interactive and Lot6 LLC shall cause all Collections to be deposited to their respective Restricted Accounts.

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(d)          From and after the effective date of this Agreement and until all Indebtedness and other Obligations of the Borrowers to Lender have been indefeasibly paid and discharged in full, Bonus Interactive and Lot6 LLC shall not, without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion:

(i)          terminate, amend, revoke or modify any Payment Direction Letter in any manner whatsoever, or direct or cause any account debtor or payor to pay any amount in any manner other than as provided in the related Payment Direction Letter or this Agreement;

(ii)         fail to maintain in good standing with Deposit Bank their respective Restricted Accounts or to cause all Collections to be deposited directly to the Restricted Accounts in the manner provided in this Agreement or any applicable Payment Direction Letter;

(iii)        amend, modify, supplement, terminate, cancel, revoke or replace any instruction given to Deposit Bank as set forth in the Deposit Account Instruction Letter or any other instruction given to Deposit Bank that has been expressly approved by Lender in writing, or permit Deposit Bank to violate or fail to comply with any such instruction; or

(iv)         establish any other deposit account or investment account to which any Collections or any proceeds thereof are deposited or credited.

(e)          Lender has established a separate non-interest-bearing deposit account with Deposit Bank, Account No. 432221484 (the “Cash Collateral Account”) in the name of Lender to which all Collections and other amounts that are required to be deposited to the Restricted Accounts or otherwise paid by Borrowers to the Lender pursuant to the Loan Agreement and the Notes shall be transferred and deposited as herein provided, and the Lender shall allocate and apply such deposits made to the Cash Collateral Account in the manner hereinafter provided. Until all Indebtedness and other Obligations of Borrowers shall have been indefeasibly paid in full, all Collections shall be deposited directly in the Restricted Accounts (whether pursuant to the Lockbox Services or otherwise) and will be swept daily from the Restricted Accounts to the Cash Collateral Account. For so long as the Indebtedness and other Obligations shall remain outstanding and shall not have been indefeasibly paid in full, Borrowers shall not maintain any deposit accounts or securities accounts into which any Collections are deposited other than the Restricted Accounts as herein provided.

(f)          From all Collections deposited to the Restricted Accounts and transferred to the Cash Collateral Account, Lender shall allocate, apply or disburse such funds as follows and in the following priority:

(i)          first, together with the then available balance of any funded Payment Reserve (as hereinafter defined), to pay Lender the amount of any regularly scheduled payment of principal and interest that is due from Borrowers to Lender under the Loan Agreement and the Notes on the date such funds are so deposited and are available to apply to such payment;

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(ii)         second, to hold and fund a reserve ("Payment Reserve"), the total amount of which as of the date such deposit is made shall be the amount of the next regularly scheduled payment due from Borrowers to Lender under the Loan Agreement and Notes; and

(iii)        third, provided no Default or Event of Default then exists, to release to Borrowers such amounts as Borrowers may have then requested from Lender, upon not less than one (1) Business Day’s prior written notice delivered to Lender, to pay for business expenses of the Borrowers that are incurred in the ordinary course of Borrower's business.

(g)          Borrowers shall continue to be liable for and shall pay to Lender upon demand the full amount of any shortfall in the amount required to be paid to Lender under the Loan Agreement and Notes, to the extent that funds deposited to the Cash Collateral Account are at any time not sufficient to cover such loan payments when due and in the priority as set forth above. The foregoing application and use of funds held in the Cash Collateral Account shall be subject to Lender's rights and remedies upon the occurrence of a Default or Event of Default under this Agreement, the Loan Agreement and the Notes, including Lender's right to immediately seize and apply all funds credited to the Cash Collateral Account and the Restricted Accounts to the Indebtedness and other obligations of Borrowers thereunder. All funds held in the Cash Collateral Account may be commingled with other assets of Lender, and Lender shall not be obligated to pay or credit any Borrower any interest or other compensation on the amount of such funds.

4.           Creation of Security Interest. To secure the repayment of all Indebtedness, and payment and performance of all other Obligations of Borrowers to Lender, each Borrower hereby grants to Lender a continuing security interest in all of such Borrower's right, title, and interest in the Collateral, whether now existing or hereafter arising or created, whether fixed or contingent, whether now owned or hereafter acquired, and wherever located. Each Borrower shall execute and deliver, in form acceptable to Lender, in Lender's reasonable opinion and judgment, all documents which in Lender's reasonable opinion and judgment are necessary to perfect and maintain the security interest in the Collateral, and authorizes Lender to file, in all relevant jurisdictions, all such financing statements and amendments of financing statements as Lender deems necessary or appropriate in order to perfect and maintain perfection of such security interest. Each Borrower represents, warrants and agrees that, except for Permitted Liens (as defined in the Loan Agreement), Lender shall have a first priority continuing security interest in the Collateral. Without limiting the foregoing, to secure payment and performance of the Indebtedness and all of Borrowers' Obligations to Lender under the Loan Agreement, the Notes and this Agreement: (i) Bonus Interactive hereby grants to Lender a first priority security interest in the BI Account, and all deposits at any time made thereto and all proceeds thereof; and (i) Lot6 LLC hereby grants to Lender a first priority security interest in the Lot6 Account, and all deposits at any time made thereto and all proceeds thereof. Each entity comprising Borrowers hereby grants to Lender a first priority security interest in the Cash Collateral Account, all deposits at any time made thereto and all proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Collateral Account. The Lender shall have the sole right to make withdrawals from the Cash Collateral Account, and all costs and expenses for establishing and maintaining the Cash Collateral Account shall be paid by Borrowers. The Restricted Accounts and Cash Collateral Account and all proceeds thereof shall be deemed part of the Collateral. Upon final and irrevocable payment in full of all Indebtedness, Lender, at the request and sole expense of Borrowers, shall file, or execute and deliver to Borrowers for filing, all releases or other documents reasonably necessary or desirable to evidence termination of any security interest or other liens of Lender in the Collateral.

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5.           Obligations. Unless otherwise excepted by this Agreement or by written amendment executed by Lender, each Borrower will, with respect to the Collateral of such Borrower: (a) at all times, maintain records relating to the Collateral at the Locations and, to the extent any change thereof is permitted under the terms of the Loan Agreement, inform Lender of all changes in the location of any of the Collateral; (b) preserve and protect all Collateral and at all times maintain the Collateral in good condition and repair, ordinary wear and tear excepted, not causing or permitting any waste or unusual or unreasonable depreciation; (c) register, use, operate and control the Collateral in accordance with all relevant statutes, laws, ordinances and regulations; (d) except as provided in the Loan Agreement and except for sales of inventory and other assets of such Borrower in the Ordinary Course of Business, not remove or permit the Collateral to be removed from any of the Locations or other place of business of such Borrower, without the prior written consent of Lender; (e) pay before delinquency all charges, liens, taxes, assessments, and insurance premiums charged against or relating to the Collateral, and upon the failure of such Borrower to do so, Lender may at its option pay any such charge and add the amount paid to the Indebtedness to bear interest as provided by the Loan Agreement and Notes; (f) furnish Lender with such information and reports concerning such Borrower and the Collateral as Lender may request; (g) except as permitted pursuant to the Loan Agreement, not, without the prior written consent of Lender, sell, assign, create or permit to exist any security interest in the Collateral or lien thereon in favor of anyone other than Lender; (h) at all times maintain, with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types (including, without limitation, fire, theft, loss and hazard insurance), in amounts, terms, and for periods as may be satisfactory to Lender, adding Lender as an additional insured and/or beneficiary of any insurance policies on the Collateral, and providing for at least thirty (30) days' written cancellation notice to Lender; (i) promptly notify Lender of any attachment or other legal process levied against or affecting Lender's rights in any Collateral or which could reasonably be expected to adversely affect the financial condition of any Borrower; and (j) perform and comply with all covenants and Obligations of Borrowers under and arising out of the Credit Documents.

6.           Representations and Warranties.

(i)      Each Borrower hereby represents the following facts and warrants to Lender until full satisfaction of all Indebtedness is made that: (a) such Borrower is or will be the lawful owner of all Collateral of such Borrower, free of all claims, liens or encumbrances whatsoever, other than any Permitted Liens (as defined in the Loan Agreement), and the security interest granted by this Agreement; (b) that all information provided by such Borrower to Lender pertaining to the Collateral, whether oral or written, is and will be correct and true as of the date given; (c) each Account, Instrument and General Intangible (as defined in Exhibit "A") and contract right and any document relating thereto represents an undisputed claim or demand for the amount reported to Lender or as otherwise carried on Borrowers'’ books and records and is not subject to any material defense, offset, counterclaim or any contingency known to such Borrower; (d) such Borrower will not, without prior written notice to Lender, operate under any trade names or trade styles except as disclosed to Lender in writing prior to use of such trade name or style. Each Borrower warrants to Lender that to the extent applicable the proceeds of any loans or advances given by Lender for the purpose of enabling such Borrower to acquire rights in, or the use of, Collateral will be used for such purpose.

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7.          Lender's Authority. Each Borrower authorizes Lender, without notice or demand, unless otherwise specified herein, at any time, to: (a) in the event of any Default (as hereinafter defined), exercise any right or remedy of a secured party under the Uniform Commercial Code (the “UCC”) applicable in all appropriate jurisdictions in the United States of America, or under applicable law of any appropriate jurisdictions outside the United States of America, including in each case, without limitation, the right to demand for and collect, enforce, receive and receipt for any sums or property now or hereafter payable on account of the Collateral; (b) inspect such Borrower's books, records and files and make copies or extracts of same under reasonable procedures acceptable to Lender and arrange for verification of any accounts directly with the account debtor or otherwise; (c) inspect any of the Collateral at any Locations or other premises or facilities of such Borrower or require that any of the Collateral be exhibited to Lender, or upon Default, be assembled or delivered at a place designated by Lender; (d) in the event of Default, enter into any agreement, compromise or settlement relating to or affecting any Collateral, whether pledged pursuant to this Agreement or any other agreement, including, without limitation, any agreement to deposit or surrender control of all or any part of the Collateral, or to accept other property in exchange for the Collateral which may be either applied to the Indebtedness or held by Lender pursuant to this Agreement; (e) make such payments and perform such acts as Lender may deem necessary to preserve and insure the Collateral or its value or Lender's security interest, including, without limitation, any action which such Borrower shall have agreed to take pursuant to the terms of this Agreement and the other Credit Documents; (f) assign its rights in this Agreement in full or in part; (g) accept new or additional documents, instruments or agreements relative to any Indebtedness; (h) with respect to any evidence of Indebtedness or this Agreement or any other security agreement, release, add or substitute any guarantor or third party pledgor, whether such obligor executes the original document or any renewal, extension or modification; (i) now or in the future take additional Collateral as security for any Indebtedness and exchange, substitute, enforce, waive, subordinate, modify and release in any manner any present or later acquired Collateral or Lender's security interest in the Collateral; (j) act as such Borrower's attorney in fact, if a Default then exists, to execute and file any and all instruments, agreements and documents as Lender deems necessary or appropriate in order to create, perfect and maintain the security interest and priority thereof as contemplated by this Agreement and the other Credit Documents; (k) upon failure of such Borrower to do so upon demand, to act as such Borrower's attorney-in-fact to: (i) during the continuation of a Default, endorse the name of such Borrower on any acceptances, checks, drafts, money orders or other instruments, and (ii) during the continuation of a Default execute, deliver, authorize and/or file any and all control agreements, UCC-1 financing statements and amendments of financing statements relating to the Collateral as authorized agent of such Borrower, record and/or file said financing statements and amendments, and to do all acts necessary to carry out the intent of this Agreement; and (l) in the event of Default, place Lender's representative on the premises where the Collateral is located or accessible to enforce this Agreement or to seek the appointment of a receiver or other custodian to take possession of the Collateral and the premises of such Borrower in order to enforce this Agreement. Lender may, but is not obligated to, exercise any authority granted herein at its sole option and any such exercise or failure to exercise shall not decrease the liability of any Borrower. This authority shall remain in full force until all Indebtedness has been paid in full, and any and all appointments of Lender hereunder as each Borrower’s attorney in fact shall be irrevocable and deemed coupled with an interest.

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8.          Default Defined. "Default" or "Event of Default" shall mean any default under this Agreement, and shall include any Default or Event of Default under any of the other Credit Documents.

9.          Remedies on Default. Upon Default and until Borrowers cure such Default and all other Defaults then existing, if permitted pursuant to the Credit Documents, Lender may at its option: (a) immediately take possession of all or any part of the Collateral wherever located or require each Borrower to assemble or deliver all or any part of the Collateral to any place designated by Lender; (b) sell, lease or otherwise dispose of any Collateral at public or private sale or pursuant to some other disposition, as a whole or in parcels, from time to time, upon such notice as may be required by law and prior to any sale, Lender may at its option, complete the processing of, repair or recondition any Collateral to the extent Lender deems necessary and any sums expended by Lender for processing or repair shall be added to the Indebtedness; (c) take possession of the premises of any Borrower to complete any processing, repairing and reconditioning or to conduct any sale of the Collateral or to store any Collateral, all without compensation to such Borrower; (d) notify any parties obligated on any of the Collateral to make payment to Lender, and Lender may enforce collection thereof; (e) retain the Collateral or any portion of it in full or partial satisfaction of any Obligations to Lender upon such notice as may be required by law; (f) transfer any Collateral into its own name or that of its nominee and receive the income thereon as additional security hereunder; (g) purchase any account and hold the same in its own right free from any claims or right of redemption; (h) apply any sums received or collected from or on account of Collateral, including the proceeds of any sale or other disposition thereof, to the payment of any Indebtedness in any order, including the costs and expenses incurred in preserving and enforcing the rights of Lender and attorneys' fees, in such order and manner as Lender in its sole discretion determines; (i) exercise its rights of set off in the same manner as though the credit, except for such rights, were unsecured; (j) exercise any remedy provided for in any of the other Credit Documents; and (k) exercise any other remedy permitted by law, including all the rights and remedies of a secured party under the UCC in any jurisdiction where enforcement is sought. All of Lender's rights and remedies shall be cumulative and not exclusive.

10.         Additional Provisions Regarding Pledges.

(a)          Webxu (and Webxu Media with respect to Lot6 LLC) shall not (i) cancel or terminate any organizational or charter documents of any Subsidiary or consent to or accept any cancellation or termination thereof, (ii) supplement or otherwise modify any Organizational Documents of any Subsidiary (as in effect on the date hereof and as thereafter amended, modified or supplemented only with the consent of Lender, which consent may be withheld in Lender's reasonable discretion), or (iii) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate, amend, modify or suspend any Organizational Documents of a Subsidiary.

(b)          Webxu (and Webxu Media with respect to Lot6 LLC) shall preserve and maintain the existence of each Borrower and all of their respective licenses, rights, privileges and franchises that are reasonably necessary or desirable for the fulfillment of such Borrower's obligations under this Agreement and any Organizational Documents of any Subsidiary.

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(c)          Neither Webxu nor Webxu Media shall sell, assign, transfer or otherwise dispose of all or any part of their respective ownership interests in any Subsidiary (collectively, the “Ownership Interests” and each, a “Ownership Interest”), or consent to the creation of any additional ownership interests in any Subsidiary, without the prior consent of Lender, which consent may be withheld in Lender's reasonable discretion.

(d)          Neither Webxu nor any other Borrower shall, without the prior consent of Lender (which consent may be withheld in Lender's sole discretion) admit any other Person as a member, shareholder, partner or other owner of any Subsidiary or voluntarily withdraw as a member, partner, shareholder, or manager of any Subsidiary.

(e)          No Borrower shall take or consent to any action to terminate, dissolve or liquidate itself or any other Borrower or commence or consent to the commencement of any proceeding seeking the termination, dissolution or liquidation of itself or any of the Borrowers.

(f)          If any of the Ownership Interests or other property required to be pledged by any Borrower under this Agreement are received by a Borrower, such Borrower shall forthwith either (i) transfer and deliver to Lender such interests and property so received by such Borrower (together with any certificates for any such interests duly endorsed in blank or accompanied by undated powers of attorney duly executed in blank), all of which thereafter shall be held by Lender, pursuant to the terms of this Agreement, as part of the Collateral or (ii) take such other action as Lender shall deem reasonably necessary or appropriate to duly record the lien created hereunder in such interests and property.

(g)          Each Borrower shall give, execute, deliver, file and/or record any notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest (including, without limitation, upon the occurrence of an Event of Default causing any or all of the Collateral to be transferred of record into the name of Lender or its nominee). Without limiting the generality of the foregoing, each Borrower shall, if any Collateral shall be evidenced by a promissory note, certificate or other instrument, deliver and pledge to Lender such note, certificate, or instrument duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lender.

(h)          Other than payables between the Borrowers and other than cash dividends paid between the Borrowers, if any Borrower shall receive or be entitled to receive any cash dividend or other distribution from any other Borrower, or receive, have registered in such Borrower's name or become entitled to receive or acquire or have registered in such Borrower’s name any certificate, option or warrant with respect to the Ownership Interests (including, without limitation, any certificate representing a dividend on or a distribution or exchange of or in connection with any reclassification of the Ownership Interests) whether as an addition to, in substitution of, or in exchange for any of the Collateral or otherwise, such Borrower agrees to accept same as Lender’s agent, to hold same in trust for Lender and to deliver same forthwith to Lender or Lender’s agent or bailee in the form received, with the endorsement(s) of such Borrower where necessary and/or duly executed appropriate powers and/or assignments, to be held by Lender or Lender's agent or bailee subject to the terms hereof. If any of the foregoing is at any time in uncertificated form, such Borrower shall register same with the appropriate Subsidiary issuing the same, reflecting Lender’s security interest noted therein as further security for the Obligations.

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(i)          So long as no Event of Default shall have occurred and be continuing beyond any applicable cure period, each Borrower shall have the right to exercise all management, voting, consensual and other powers of ownership pertaining to the Ownership Interests held by such Borrower for all purposes not inconsistent with the terms of this Agreement and the Organizational Documents; provided, that no Borrower shall vote the Ownership Interests in any manner that is materially inconsistent with the terms of this Agreement.

(j)          Any provisions of any Organizational Documents restricting the transferability of the Ownership Interests shall not apply to the exercise by Lender of any of its rights and remedies under this Agreement, the Loan Agreement, or any of the other Credit Documents, or to any sale, assignment, transfer or other disposition by Lender of all or any part of any Ownership Interests. Each Borrower hereby consents to the admission of Lender or its transferee upon such sale or other disposition as a member, shareholder, or partner of each of the Borrowers, to the extent of any such Borrower's rights thereunder, pursuant to the exercise of Lender's rights and remedies pursuant to this Agreement and in accordance with applicable law.

11.         Modifications or Amendments. This Agreement and the other Credit Documents constitute the entire agreement and understanding between the parties with respect to the creation and enforcement of the security interest in favor of Lender, and no modification or change in any of the terms and conditions shall be effective unless in writing and signed by an officer of Lender.

12.         Attorneys' Fees. Each Borrower further agrees to reimburse Lender immediately and without demand for all costs and expenses, including reasonable attorneys' fees, incurred in the enforcement of this Agreement or the collection of the Indebtedness, whether or not suit is filed, and any such costs and expenses incurred in any bankruptcy proceedings, appeals or post-judgment collection proceedings. This attorneys' fees clause shall survive any termination or merger of this Agreement.

13.         Agreement Binding on Successors and Assigns. This Agreement shall be for the benefit of Lender, its successors and assigns, and shall bind the successors and assigns of each Borrower.

14.         Lender's Forbearance Does Not Constitute Waiver. The rights and remedies of and authority granted to Lender under this Agreement shall be in addition to all other rights and remedies granted to or reserved by Lender under the other Credit Documents and that are granted by any statute or rule of law. No delay or omission on the part of Lender or its assignees in exercising any right hereunder shall operate as a waiver of such right or remedy.

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15.         Construction of Agreement. If more than one person executes this Agreement, all words used in the singular shall be deemed to have been used in the plural where the context and construction so require. To the extent that any one or more of the provisions of this Agreement is held invalid or unenforceable, the provisions are severable. In such event, the invalid, illegal or unenforceable provisions shall be invalidated, curtailed or limited only to the extent required to conform such provisions to the requirements of applicable law and the affected provisions of this Agreement shall be deemed to be amended only to extent necessary to reflect the requirements of applicable law and to effectuate the intent of the parties regarding the economics of the invalidated provisions. The obligations of Borrowers shall be joint and several. The paragraph headings used in this Agreement are for the convenience of the parties and shall not be used to interpret the meaning of any provision. Unless the context of this Agreement clearly requires otherwise, the term "or" includes the inclusive meaning represented by the phrase "and/or."

16.         Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles thereof regarding conflicts of laws.

EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER AND SUCH BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

17.         Notice. All notices, demands, requests and other communications ("Notice") given or required to be given under this Agreement shall be given in accordance with the notice provisions of the Loan Agreement.

18.         Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Counterparts of this Agreement may be delivered by facsimile or PDF transmission, each of which shall constitute an original.

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IN WITNESS WHEREOF, the parties have executed this Pledge and General Security Agreement as of the day and year first above mentioned.

"BORROWERS"

WEBXU, Inc., a Delaware corporation

By:	/s/ Matt Hill
Name: Matt Hill
Title: Chief Executive Officer

By:	/s/ Jeffrey Aaronson
Name: Jeffrey Aaronson
Title: Chief Financial Officer

BONUS INTERACTIVE INC., a Delaware corporation

By:	/s/ Matt Hill
Name: Matt Hill
Title: Chief Executive Officer

By:	/s/ Jeffrey Aaronson
Name: Jeffrey Aaronson
Title: Chief Financial Officer

WEBXU MEDIA, INC., a Delaware corporation

By:	/s/ Matt Hill
Name: Matt Hill
Title: Chief Executive Officer

By:	/s/ Jeffrey Aaronson
Name: Jeffrey Aaronson
Title: Chief Financial Officer

LOT6 MEDIA, LLC, a California limited liability company

By:	/s/ Matt Hill
Name: Matt Hill
Title: Chief Executive Officer

By:	/s/ Jeffrey Aaronson
Name: Jeffrey Aaronson
Title: Chief Financial Officer

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Notices to Borrowers (or any of them):	c/o Webxu, Inc.
11999 San Vicente Blvd., Ste. 400
Los Angeles, California 90049
Attention: Matt Hill, CEO
Tel.: (310) 807-1765
Fax: (323) 978-1211

with a copy to:

Richardson & Patel LLP
1100 Glendon Avenue, Suite 850
Los Angeles, CA 90024
Attention: Peter Hogan
Tel.: (310) 208-1182
Fax: (310) 208-1154

or to such other address or facsimile number as Webxu, on behalf of such Borrower, may have designated to the Lender by such notice.

"LENDER"

BREAKWATER STRUCTURED GROWTH

OPPORTUNITIES FUND, L.P.

By:	Breakwater Investment Management, LLC, its General Partner

	By:	/s/ Saif Mansour
Saif Mansour, Managing Partner

Notices to Lender:

Breakwater Structured Growth Opportunities Fund L.P.

2049 Century Park East, Suite 2710

Los Angeles CA 90067

Attn: Saif Mansour

Tel.: (310) 479-4054

Fax: (310) 479-4056

with a copy to:

Jeffer, Mangels, Butler & Mitchell LLP

1900 Avenue of the Stars, 7th Floor

Los Angeles, CA 90067

Attention: Robert Steinberg

Tel.: (310) 203-8080

Fax: (310) 203-0567

or to such other address or facsimile number as Lender may have designated to Webxu, on behalf of all Borrowers, by such notice.

12

Exhibit "A"

Collateral Description

(a)          "Collateral" with respect to any Borrower means all of such Borrowers’ right, title and interest in, to and under, the following, whether now owned or later acquired, including all of the following Property and interests in Property of Borrowers, whether now owned or existing or hereafter created, acquired or arising and wherever located (the "Collateral"):

(i)          Accounts;

(ii)         Inventory;

(iii)        Equipment;

(iv)        General Intangibles;

(v)         Investment Property;

(vi)        Other Property;

(vii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

(viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through (vii) above.

(b)          As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(i) "Accounts" means all accounts as defined in the UCC.

(ii) "Equipment" means all equipment as defined in the UCC.

(iii) "General Intangibles" means all general intangibles as defined in the UCC.

(iv) "Inventory" means all inventory as defined in the UCC.

(v) "Investment Property" means all investment property as defined in the UCC.

(vi) "Other Property" means and includes all other goods, deposit accounts, letter-of-credit rights, instruments, documents, chattel paper, money, and commercial tort claims, in each case as those terms are defined and used in the UCC.

(vii) "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, including, without limitation, all Accounts, Equipment, General Intangibles, Inventory, Investment Property and Other Property.

(viii)      "UCC" means the Uniform Commercial Code as adopted and in force in the State of California, as from time to time in effect.

(c)          With respect to Webxu, Inc., a Delaware corporation ("Webxu"), in addition to the Collateral described (a) above, the following shall also be included in the definition of Collateral with respect to the security interest granted by Lender by Webxu:

All of Webxu's right, title and interest in, to and under the following, whether now existing or hereafter created or arising, now owned or hereafter acquired, fixed or contingent, and wherever located:

(i)           Webxu's ownership interests in each of the following entities (collectively, the "Subsidiaries" and each, a "Subsidiary"): (i) Bonus Interactive Inc., a Delaware corporation formerly known as Secureaquote, Inc. ("Bonus Interactive"), and (ii) Webxu Media, Inc., a Delaware corporation formerly known as Lot6 Media, Inc. ("Webxu Media"), including, without limitation, all of Webxu's right, title and interest in, to and under any limited liability company Operating Agreement, partnership agreement, shareholders' agreement, articles of association or organization, or other charter or organizational documents of any of each of the foregoing entities (each, as it may be amended from time to time, a “Charter Document” and, collectively, the “Charter Documents”)

(ii)          all rights to receive dividends, moneys and other distributions; all rights to participate in the operation of each of the Subsidiaries and to take actions or consent to actions in accordance with the provisions of the Charter Documents or otherwise in accordance with law;

(iii)         all rights to property of each of the Subsidiaries;

(iv)         all rights to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to any Charter Document;

(v)          all claims for damages arising out of or for breach of or default under the Charter Documents;

(vi)         all rights to terminate, amend, supplement, modify or waive performance under any of the Charter Documents, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder; and all rights to vote on any matters subject to vote by such interests;

(vii)         all certificates, if any, representing Webxu's Ownership Interests or a distribution or return of capital upon or with respect to Webxu’s Ownership Interests in any Subsidiary, or resulting from a split-up, revision, reclassification or other like change of the Collateral or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Collateral; and

(viii)        to the extent not included in the foregoing, all proceeds, products, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.

(d)          With respect to Webxu Media, Inc., a Delaware corporation ("Webxu Media"), in addition to the Collateral described (a) above, the following shall also be included in the definition of Collateral with respect to the security interest granted by Lender by Webxu Media:

All of Webxu Media's right, title and interest in, to and under the following, whether now existing or hereafter created or arising, now owned or hereafter acquired, fixed or contingent, and wherever located:

(i)          Webxu Media's ownership interests in Lot6 Media, LLC, a California limited liability company ("Lot6"), including, without limitation, all of Webxu Media's right, title and interest in, to and under any limited liability company Operating Agreement, partnership agreement, shareholders' agreement, articles of association or organization, or other charter or organizational documents of any of each of the foregoing entities (each, as it may be amended from time to time, a “Charter Document” and, collectively, the “Charter Documents”)

(ii)          all rights to receive dividends, moneys and other distributions; all rights to participate in the operation of Lot6 and to take actions or consent to actions in accordance with the provisions of the Charter Documents or otherwise in accordance with law;

(iii)         all rights to property of Lot6;

(iv)         all rights to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to any Charter Document;

(v)          all claims for damages arising out of or for breach of or default under the Charter Documents;

(vi)         all rights to terminate, amend, supplement, modify or waive performance under any of the Charter Documents, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder; and all rights to vote on any matters subject to vote by such interests;

(vii)        all certificates, if any, representing Webxu Media's Ownership Interests or a distribution or return of capital upon or with respect to Webxu Media’s Ownership Interests Lot6, or resulting from a split-up, revision, reclassification or other like change of the Collateral or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Collateral; and

(viii)       to the extent not included in the foregoing, all proceeds, products, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.

Exhibit “B”

Deposit Account Instruction Letter

[BONUS INTERACTIVE INC.] [LOT6 MEDIA, LLC]

11999 San Vicente Blvd., Ste. 400

Los Angeles, California 90049

March 1, 2012

JPMorgan Chase Bank, N.A.

_______________________

_______________________

Attn: __________________

_______________________

Re:     Deposit Account Instruction Letter; Deposit Account No. _____________ and Related Lockbox Services.

Dear [_____________]:

[Bonus Interactive Inc.] [Lot6 Media, LLC] has obtained and may hereafter obtain financing from Breakwater Structured Growth Opportunities Fund, L.P., a Delaware limited partnership ("Lender"), and has granted to Lender a security interest in the above-referenced deposit account (the "Deposit Account") maintained with JPMorgan Chase Bank, National Association ("Chase").

We understand that, as matter of bank policy, Chase will not enter into a control agreement in order for Lender to perfect its security interest in the Deposit Account; however, we are required under the terms of our financing with the Lender to provide you with the following irrevocable instructions regarding certain aspects of the administration and operation of the Deposit Account and the Lockbox Services between Chase and [Bonus Interactive Inc.] [Lot6 Media, LLC].

Effective immediately, and until you are otherwise notified by the Lender to the contrary, and without the requirement for any separate or specific consent or authorization by [Bonus Interactive Inc.] [Lot6 Media, LLC], Chase is hereby irrevocably directed and authorized to comply with the following instructions, authorizations and restrictions:

(1)         funds deposited or credited to the Deposit Account, including, without limitation all deposits made by [Bonus Interactive Inc.] [Lot6 Media, LLC] and otherwise received for deposit to the Deposit Account, whether by ACH transfers, payments deposited by check pursuant to the Lockbox Services or otherwise, shall be swept or transferred daily from the Deposit Account to the following deposit account standing in the name of the Lender (the "Cash Collateral Account"): Account No. 432221484;

(2)         The Lender shall have immediate and continuous access (including, without limitation, online access) to, and the right to request and receive complete copies of, all records, statements, notices, documents and information pertaining to the administration and operation of the Deposit Account and related Lockbox Services, and all transactions and services conducted or performed in connection with the Deposit Account and related Lockbox Services; and

(3)         No amendment, modification, supplement, termination, cancellation, revocation or replacement of any instruction given to Chase by [Bonus Interactive Inc.] [Lot6 Media, LLC] with respect to the Deposit Account or Lockbox Services shall be made, including the instructions in this Deposit Account Instruction Letter or any other instruction given to Chase that has been expressly approved by Lender in writing.

All fees, costs and expenses incurred or charged by Chase with respect to the Deposit Account, the Lockbox Services and compliance with any and all requests, instructions and services associated with the Deposit Account and the Cash Collateral Account are the sole responsibility of and are to be borne by [Bonus Interactive Inc.] [Lot6 Media, LLC].

Please provide us with written confirmation, below, that you have duly noted these instructions in your records pertaining to the Deposit Account and Lockbox Services and acknowledge receipt of this letter.

If you have any questions concerning this letter, please contact [___________] at [__________________]. We appreciate your cooperation in this matter.

[BONUS INTERACTIVE INC.] [LOT6 MEDIA, LLC]

By:
______________. _________

Received and Acknowledged:

JPMorgan Chase Bank, National Association	Date: _______________, 2012

By:

Its:

Exhibit “C”

Sample Payment Direction Letter

[BONUS INTERACTIVE INC.] [LOT6 MEDIA, LLC]

11999 San Vicente Blvd., Ste. 400

Los Angeles, California 90049

March 1, 2012

[ADDRESSEE]

Re:      Payment Direction Letter

Dear [_____________]:

This letter replaces and supersedes any and all instructions previously given to you regarding the place at which all payments due and owing by you under or pertaining to any and all accounts, indebtedness or other monetary obligations to [Bonus Interactive Inc.] [Lot6 Media, LLC] are to be made.

Effective immediately, and until you are otherwise notified by [Bonus Interactive Inc.] [Lot6 Media, LLC] to the contrary, all such payments are to be sent, deposited, transferred or delivered directly to our company, either:

(1)  By ACH transfers of funds ("ACH Transfers") sent by your bank and deposited to the account of [Bonus Interactive Inc.] [Lot6 Media, LLC] as follows:

JPMorgan Chase Bank, N.A.

______________________________

______________________________

Deposit Account No. ________________

In the name of [Bonus Interactive Inc.] [Lot6 Media, LLC]

or

(2)  By check mailed to the following address (the "Mailing Address"):

[Bonus Interactive Inc.] [Lot6 Media, LLC]

PO BOX  _________

LOS ANGELES, CA ______-____

All payments should be directed or made payable to the order of [Bonus Interactive Inc.] [Lot6 Media, LLC]. All payments must be received either by ACH Transfers or by check at the Mailing Address no later than the day on which such amounts are due under you account.

If you have any questions concerning this letter, please contact [___________] at [__________________]. We appreciate your cooperation in this matter.

[BONUS INTERACTIVE INC.] [LOT6 MEDIA, LLC]

By:
______________. _________

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